UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 11, 2022

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of principal executive offices)	(Zip Code)

(763) 225-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	NTIC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2022, Northern Technologies International Corporation (“NTIC”) announced its consolidated financial results for the fourth fiscal quarter and fiscal year ended August 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The information contained in Item 2.02 of this report and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by NTIC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2022, the Board of Directors (the “Board”) of NTIC approved and adopted Second Amended and Restated Bylaws (the “Amended and Restated Bylaws”) incorporating certain amendments, including amendments in response to the new universal proxy rules promulgated by the Securities and Exchange Commission and recent amendments to the Delaware General Corporation Law (the “DGCL”). The Amended and Restated Bylaws became effective immediately upon their approval and adoption by the Board.

The amendments reflected in the Amended and Restated Bylaws, include, among other changes:

•	Enhancing the procedural mechanics and disclosure requirements relating to business proposals submitted and director nominations made by stockholders for consideration at annual meetings of NTIC stockholders, including referring specifically to the new universal proxy rule and requiring additional information regarding director nominees;

•	Adding detail regarding how notice must be given to stockholders, particularly with respect to electronic transmissions;

•	Providing greater flexibility for adjourning and reconvening a meeting of NTIC stockholders, including removing the requirement that a meeting will be adjourned by a majority vote of shares present or represented at a meeting and providing for additional scenarios in which no notice of the adjournment is required;

•	Eliminating the former requirement that NTIC make available its stockholder list during a meeting of NTIC stockholders;

•	Providing greater flexibility with respect to quorum requirements, such that any meeting of NTIC stockholders may be adjourned whether or not a quorum is present;

•	Adding information regarding the conduct of meetings and the responsibilities of the person presiding over any meeting of stockholders, including the ability to implement rules and procedures for the removal of disruptive persons from meetings;

•	Eliminating language stating that consents delivered shall be deemed to be signed and dated on the date on which such consent is transmitted since the DGCL permits companies to establish an effective date for such consents;

•	Adding the manner in which notice must be given to directors and stockholders and providing that notices to stockholders will be given in accordance with the DGCL and other stockholder notice requirements established in the bylaws, as described above;

•	Updating the indemnification provisions to conform to the current language of the DGCL and to clarify that repeal or modification of indemnification provisions may not adversely affect any rights or protections afforded to eligible persons in respect of acts or omissions occurring prior to the time of such repeal or modification;

•	Adding a new mandatory forum selection provision, which requires specified actions, suits or proceedings to be brought in the Court of Chancery of the State of Delaware, with exceptions for certain actions, suits or proceedings, such as those brought under the Securities Act and the Exchange Act, each of which provide for federal jurisdiction;

•	Adding emergency bylaw provisions in case of an emergency, disaster or catastrophe to give NTIC greater flexibility in navigating these challenges as now permitted by the DGCL; and

•	Incorporating other non-substantive changes, such as eliminating outdated references and including gender neutral language.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, as approved, adopted, and effective on November 11, 2022, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Northern Technologies International Corporation, effective November 11, 2022 (filed herewith)
99.1	Press Release issued November 14, 2022 (furnished herewith)
104	The Cover Page from this Current Report on Form 8-K, Formatted in Inline XBRL (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ Matthew C. Wolsfeld
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Date: November 14, 2022